Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09020 and No. 333-79399) pertaining to the BP DirectSave Plan of BP p.l.c of our report dated June 12, 2006, with respect to the financial statements of the BP DirectSave Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Chicago, Illinois	Ernst & Young LLP
June 22, 2006